                                                                      Exhibit 23


                    [LETTERHEAD OF GRIMSLEY, WHITE & COMPANY



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As the independent certified public accountants of High Country Bancorp, Inc., we hereby consent to the use of our report, made part of the Form 10-KSB filing for the year ended June 30, 1999.



September 15, 1999



/s/ Grimsley, White & Company
Grimsley, White & Company